Exhibit 5.1

1201 Third Avenue Suite 4900 Seattle, WA 98101-3099	+1.206.359.8000 +1.206.359.9000 perkinscoie.com

November 8, 2019

SunCoke Energy, Inc.

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

Re:	Registration Statement on Form S-3 Filed by SunCoke Energy, Inc.

Ladies and Gentlemen:

We have acted as counsel to SunCoke Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of:

(a)	shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”);

(b)	shares of the preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”);

(c)	debt securities of the Company, which may be either senior debt securities or subordinated debt securities (the “Debt Securities”);

(d)	guarantees of each Company subsidiary listed as an additional registrant in the Registration Statement (the “Subsidiary Guarantors”) with respect to Debt Securities (the “Guarantees”);

(e)	warrants representing rights to purchase Common Stock, Preferred Stock, or Debt Securities (“Warrants”);

(f)	rights to purchase Common Stock or Preferred Stock (the “Rights”); and

(g)

units that represent and interest in two or more other securities of the Company, which may or may not be separable from one another (the “Units” and, together with the Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, and Rights, the “Securities”).

SunCoke Energy, Inc.

November 8, 2019

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Common Stock will be issued by the Company under the Company’s Amended and Restated Certificate of Incorporation; (b) any Preferred Stock will be issued by the Company under the Company’s Amended and Restated Certificate of Incorporation; (c) any Debt Securities and any related Guarantees will be issued in one or more series pursuant to an applicable debt indenture (together with any supplemental indentures, a “Debt Indenture”) entered into between the Company, any applicable Subsidiary Guarantors and a trustee thereunder (the “Debt Trustee”) in a form filed as an exhibit to the Registration Statement or a post-effective amendment to the Registration Statement or incorporated by reference therein; (d) any Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) entered into between the Company and an entity identified therein as the warrant agent (the “Warrant Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (e) any Rights will be issued pursuant to one or more rights agreements (each a “Rights Agreement”) entered into between the Company and an entity to be identified therein as the rights agent (the “Rights Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and (f) any Units will be issued pursuant to one or more unit agreements (each a “Unit Agreement”) entered into between the Company and an entity to be identified therein as the unit agent (the “Unit Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the Company’s Board of Directors (the “Board”) or a committee thereof or, in the case of Debt Securities, certain authorized officers of the Company as authorized by the Board, and, in the case of the Guarantees, the boards of directors and other governing persons or entities, as applicable, of the Subsidiary Guarantors, will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.

SunCoke Energy, Inc.

November 8, 2019

In our capacity as counsel to the Company, we have examined or are otherwise familiar with (a) the Company’s Amended and Restated Certificate of Incorporation; (b) the Company’s Amended and Restated Bylaws; (c) the Subsidiary Guarantors’ governing documents; (d) the Registration Statement; (e) such of the corporate proceedings as have occurred prior to or as of the date hereof; and (f) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in a certificate of an officer of the Company. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraphs 3 through 10 below, the Company, the Subsidiary Guarantors, the Debt Trustee, the Warrant Agent, the Rights Agent, or the Unit Agent, as applicable, will have complied with the terms and conditions of the Debt Indenture, the Warrant Agreement, the Rights Agreement, or the Unit Agreement, as applicable, including, but not limited to, the creation, authentication and delivery of any officer’s certificate or any supplemental indenture to an indenture; (d) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be; and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Based on and subject to the foregoing, we are of the opinion that:

SunCoke Energy, Inc.

November 8, 2019

1.

The Common Stock (including any Common Stock duly issued upon the exchange or conversion of Securities convertible or exchangeable into shares of Common Stock in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exchange), when issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.

2.

When (a) the terms of any particular series of Preferred Stock and the issuance, sale, and delivery of shares of such series have been duly authorized by the Board, including through approval by the Board of a certificate of designation relating to such series, (b) the applicable certificate of designation for the Preferred Stock to be issued has been duly filed with and accepted by the Office of the Secretary of State of the State of Delaware, and (c) the Preferred Stock has been issued, sold, and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, the Preferred Stock (including any Preferred Stock duly issued upon the exercise of Warrants, Rights, or Units pursuant to the terms thereof), will be validly issued, fully paid, and nonassessable.

3.

When a Debt Indenture has been duly authorized, executed and delivered by the Company and any applicable Subsidiary Guarantors, and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and assuming due authorization, execution and delivery by the Debt Trustee, such Debt Indenture will constitute a valid and legally binding obligation of the Company and such Subsidiary Guarantors, enforceable against the Company and such Subsidiary Guarantors in accordance with its terms.

4.

When (a) the applicable Debt Securities and any Guarantees thereof have been duly authorized by the Company and any applicable Subsidiary Guarantors; (b) the final terms of the applicable Debt Securities and any Guarantees thereof have been duly established and approved; and (c) the applicable Debt Securities and any Guarantees thereof have been duly executed by the Company and any applicable Subsidiary Guarantors, and authenticated by the Debt Trustee in accordance with the applicable Debt Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto), and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Debt Securities and any such Guarantees thereof will constitute valid and legally binding obligations of the Company and, if applicable, the Subsidiary Guarantors, enforceable against the Company and, if applicable, the Subsidiary Guarantors in accordance with the terms thereof and will be entitled to the benefits of the applicable Debt Indenture.

SunCoke Energy, Inc.

November 8, 2019

5.

When a Warrant Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed, and delivered by the Company, and assuming due authorization, execution and delivery by the Warrant Agent, such Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.

When (a) the applicable Warrants have been duly authorized by the Company; (b) the final terms of the Warrants have been duly established and approved; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

When a Rights Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed, and delivered by the Company, and assuming due authorization, execution and delivery by the Rights Agent, such Rights Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

8.

When (a) the applicable Rights have been duly authorized by the Company; (b) the final terms of the Rights have been duly established and approved; and (c) the applicable Rights have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Rights Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

SunCoke Energy, Inc.

November 8, 2019

9.

When a Unit Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed, and delivered by the Company, and assuming due authorization, execution and delivery by the Unit Agent, such Unit Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

10.

When (a) the applicable Units have been duly authorized by the Company; (b) the final terms of the Units have been duly established and approved; and (c) the applicable Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)

Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)

We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)

We do not express any opinions herein concerning any laws other than the laws in their current forms of the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform

SunCoke Energy, Inc.

November 8, 2019

Partnership Act, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Delaware laws, the laws of the Commonwealth of Virginia, and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein. Insofar as the opinions expressed herein relate to or are dependent upon matters concerning the laws of the State of Indiana, we have relied upon the opinion, dated November 8, 2019, of Barnes & Thornburg LLP, which opinion is being filed as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related Rules.

Very truly yours,

/s/ PERKINS COIE LLP